WAIVER AND AMENDMENT

This WAIVER AND AMENDMENT (hereinafter, the “Waiver and Amendment”) is made and entered into as of April 24, 2010 by and among Premier Power Renewable Energy, Inc., a Delaware corporation organized under the laws of the State of Delaware (“PPRW”), Rupinvest Sarl, a corporation duly organized and existing under the laws of the country of Luxembourg (“Rupinvest”), Esdras Ltd., a corporation duly organized and existing under the laws of Cyprus (“Esdras”), and Capita Trust Company Limited, a private limited company incorporated in England and Wales with registered number 00239726 (the “Escrow Agent”).  PPRW, Rupinvest, Esdras, and the Escrow Agent may collectively be referred to hereafter as the “Parties.”

All capitalized terms not otherwise defined herein shall have the meaning set forth in the Share Exchange Agreement entered into on June 3, 2009 by PPRW, Rupinvest, and Esdras (the “Share Exchange Agreement”) and, if not defined in the Share Exchange Agreement, then the Escrow Agreement entered into on July 9, 2009 by the Parties, as amended and currently in effect (the “Escrow Agreement”).

RECITALS

WHEREAS, pursuant to Section 2.3.1 of the Escrow Agreement, the Parties agreed that Rupinvest must deposit with the Escrow Agent certain financial statements of its wholly owned subsidiary, Premier Power Italy S.p.A. (“Premier Power Italy), no later than March 31, 2010 (“Financial Statement Deposit Deadline”); and

WHEREAS, pursuant to Section 4.2 of the Escrow Agreement, the Parties agreed that the Escrow Agent must transfer the First Payment (as defined in the Escrow Agreement) to Esdras no later than April 30, 2010 (“Transfer Deadline”).

AGREEMENT

NOW, THEREFORE, in consideration of foregoing premises, the Parties agree as follows:

Section 1.  Extension of Deadlines.  The Financial Statement Deposit Deadline shall be extended to a date no later than five (5) business days following the date of the shareholder meeting of Esdras that is scheduled, as of the date of this Waiver and Amendment, to be held by May 15, 2010 (“Esdras Shareholder Meeting”).  The Transfer Deadline shall be extended to a date no later than twenty (20) business days following the Esdras Shareholder Meeting.

Section 2.  Waiver.  Each of Esdras and the Escrow Agent hereby waives its right to assert any claim of breach or action for specific performance in connection with the obligations contained in Section 2.3.1 or Section 4.2 of the Escrow Agreement. Each of Esdras and the Escrow Agent further waives its right to any and all losses, liabilities, claims, contingencies, damages, costs, and expenses that either party may suffer or incur as a result of, or relating to, any breach of such obligations.

 [Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Waiver and Amendment to be duly executed by its representative thereunto duly authorized as of the day and year first written above.

PREMIER POWER RENEWABLE ENERGY, INC.

By: /s/ Dean R. Marks____________________
Name:  Dean R. Marks
Title:  Chief Executive Officer and President

RUPINVEST SARL

By: /s/ Francois Bourgon__________________
Name:  Francois Bourgon
Title:  Gerant

ESDRAS LTD.

By: /s/ Massimo Saluppo__________________
Name:  Massimo Saluppo
Title:  Procuratore

CAPITA TRUST COMPANY LIMITED

By:   /s/ David Baker_____________________
Name:  David Baker
Title:  Director

By:  /s/ Beverly Douglas____________________
Name:  Beverly Douglas
Title:  Director